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                                                                 Exhibit (10)(g)

                                SECOND AMENDMENT
                          TO THE SUNDSTRAND CORPORATION
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN



         WHEREAS, the Sundstrand Corporation Nonemployee Director Stock Option Plan was established effective as of August 1, 1994; and

         WHEREAS, the Plan has heretofore been amended on one occasion by a resolution adopted at the Board of Director's meeting on February 20, 1996; and

         WHEREAS, it has been determined that it is in the best interest of the Corporation to amend the Plan further to make it consistent with other plans maintained by the Corporation.

         NOW, THEREFORE, effective as of December 8, 1998, the Sundstrand Corporation Nonemployee Director Stock Option Plan is hereby amended as follows:

          1. Section (a) of Article 2. of the Plan is amended to provide as follows:

         (a)      "Change in Control" means any of the following events:

                  (i) The acquisition (other than from the Company) by any person (as such term is defined in Sections 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities;

                  (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, and such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

                  (iii) (A) A merger or consolidation involving the Company (or any direct or indirect subsidiary of the Company) or (B) the issuance of shares of capital stock of the Company in connection with a merger or consolidation involving the Company (or any direct or indirect subsidiary of the Company) if, in the case of clause
                           (A) or clause (B), the stockholders of the Company immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the person issuing securities in the merger or

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                           consolidation in substantially the same proportion as
                           their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; provided, however, that for purposes of clause (A) and clause (B), voting securities of the Company issued in connection with the merger or consolidation, including securities to cover stock options or cure "tainted" shares (whether issued in the merger or consolidation or pursuant to a public or private offering related thereto), shall be treated as having been issued in such merger or consolidation and not as having been outstanding immediately prior to such merger or consolidation or
                           (C) a complete liquidation or dissolution of the Company or consummation of the sale or other disposition of all or substantially all of the assets of the Company.

                           Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i) of this paragraph (c) of Article 2, solely because twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities is acquired by (I) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (II) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition."


         2. Section (h) of Article 2. of the Plan is amended to provide as follows:

                  h) 'Option Price' means the price at which a Share may be purchased pursuant to an Option, which price shall be the Fair Market Value of a Share as of the fifth business day prior to the date the Option is granted."


         3. Section 4.2 of Article 4. of the Plan is amended to provide as follows:

                  4.2 In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the capital structure of the Company affecting the Shares (a "Transaction"), such adjustment shall be made in the number of Shares available for grant under the Plan, in the maximum number of Options which may be granted under the Plan, and in the number of and/or price of Shares subject to outstanding Options under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided that the number of Shares subject to any Option shall always be a whole number.

                  In the event of a Transaction, Options shall continue in effect and in accordance with their terms and the holder thereof shall be entitled upon exercise to receive in respect of all Shares subject thereto, the same number and kind of stock,


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                  securities, cash, property or other consideration that such
                  Shares were entitled to receive in the Transaction; provided, however, that such stock, securities, cash, property or other consideration shall remain subject to all of the conditions and restrictions which were applicable to the Options immediately prior to the consummation of the Transaction; and provided, further, however, that in the event the Transaction constitutes a Change in Control, a holder of Options may make an election that such Options shall remain outstanding following the Transaction and entitle the holder thereof to receive in respect thereof share of common stock of the entity (or an affiliate thereof) which effected the Transaction (i.e., the same number and kind of stock that such Options would have been entitled to receive in the Transaction if exercised at the time of the Transaction), if any, provided the shares of such stock are publicly traded on a national securities exchange.

         4. Article 8. of the Plan is amended to provide as follows:

                          Article 8. Change in Control.

         Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of applicable law or regulation:

         (a) Any and all Options granted hereunder shall become immediately exercisable; and

         (b) Subject to Article 9 herein, the Committee, before the effective date of the Change in Control, shall have the authority to make any modifications to the Options as determined by the Committee, after consultation with the holder of such Options, to be appropriate.


         5. Article 9. of the Plan is amended to provide as follows:

              Article 9. Amendment, Modification, and Termination.

         The Board at any time from time to time may amend, modify or terminate the Plan. No such amendment, modification or termination, however, may change the Plan in a way that (i) impairs any benefit theretofore accrued hereunder by any Nonemployee Director and (ii) in the event of a Change in Control, is adverse to the rights of any Nonemployee Director, in the case of either (i) or (ii) without the Nonemployee Director's prior written consent. The immediately preceding sentence may not under any circumstances be amended at any time after December 8, 1998 and any effort to change such sentence shall be null, void and of no force or effect. In addition, no such amendment, modification of termination of the Plan may occur without the approval of the shareholders of the Company, if shareholder approval for such amendment, modification or termination is required by the federal securities laws, any national securities exchange or system on which the Shares are then listed or reported, or a regulatory body having jurisdiction with respect thereto."


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Executed at Rockford, Illinois as of the 8th day of December, 1998.



                                      SUNDSTRAND CORPORATION



                                      By: /s/ Paul Donovan
                                          ----------------------
                                             Paul Donovan
                                      Its:  Executive Vice President and Chief
                                             Financial Officer